Exhibit 32.2


                          CFO CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Quarterly Report of Focus Enhancements, Inc. (the "Company") on Form 10-Q for the period ended September 30, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Gary L. Williams, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

     (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


/s/Gary L. Williams
-----------------------
Gary L. Williams
Chief Financial Officer
November 12, 2003

The foregoing  certification  is being  furnished  solely  pursuant to 18 U.S.C.
Section 1350. A signed original of this written statement or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement, required by Section 906, has been provided to Focus Enhancements, Inc. and such statement will be retained by Focus Enhancements, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.